SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials


                           GreenMan Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
|_|  Fee paid previously with preliminary materials:

________________________________________________________________________________
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                           GREENMAN TECHNOLOGIES, INC.
                           7 Kimball Lane, Building A
                         Lynnfield, Massachusetts 01940
                                 (781) 224-2411

                                NOTICE OF ANNUAL
                             MEETING OF STOCKHOLDERS

                          To Be Held February 20, 2003

TO THE STOCKHOLDERS:

      The Annual Meeting of Stockholders (the "Meeting") of GreenMan Technologies, Inc. ("GreenMan" or the "Company"), a Delaware corporation, will be held on Thursday, February 20, 2003, at 9:30 A.M., in the Franklin Room at the Sheraton Colonial Hotel, One Audubon Road, Wakefield, Massachusetts, 01880 for the following purposes:

      1.    To elect five members of the Board of Directors.

      2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 20,000,000 to 30,000,000.

      3. To consider and act upon a proposal to ratify the selection of the firm of Wolf & Company, P.C. as independent auditors for the fiscal year ending September 30, 2003.

      4. To transact such other business as may properly come before the meeting and any adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on December 31, 2002 are entitled to notice of and to vote at the Meeting.

      All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                           By Order of the Board of Directors


                                           ROBERT H. DAVIS
                                           Chief Executive Officer
January 24, 2003

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

                           GREENMAN TECHNOLOGIES, INC.
                           7 Kimball Lane, Building A
                         Lynnfield, Massachusetts 01940
                                 (781) 224-2411

                                 PROXY STATEMENT

                                                                January 24, 2003

      Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of GreenMan Technologies, Inc. (the "Board of Directors") at GreenMan's expense for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, February 20, 2003 in the Franklin Room at the Sheraton Colonial Hotel, One Audubon Road, Wakefield, Massachusetts, 01880.

      Only stockholders of record as of December 31, 2002 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 15,698,214 shares of common stock, par value $.01 per share (the "Common Stock"), of GreenMan were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy.

      Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Meeting and voting in person or filing with the Secretary of GreenMan either a written instrument revoking the proxy or another executed proxy bearing a later date.

      All properly executed proxies returned in time to be counted at the Meeting will be voted. With respect to the election of the Board of Directors, shares represented by proxies will be voted as stated below under "Election of Directors." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon proposals: (i) to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 20,000,000 to 30,000,000 and (ii) to ratify the selection of Wolf & Company, P.C. as auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is made.

      The representation in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. The affirmative vote of the holders of a majority of the Common Stock issued and outstanding is required for approval of the proposed amendment to the Company's Certificate of Incorporation. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter.

      The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by GreenMan will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

      GreenMan's Annual Report, containing financial statements for fiscal year ended September 30, 2002, is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about January 24, 2003.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of December 31, 2002 by:

o each person who is known by GreenMan to own beneficially 5% or more of the outstanding shares of Common Stock;

o each director and executive officer of GreenMan (including any "group" as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); and

o     all directors and executive officers of GreenMan as a group.

      Unless otherwise indicated below, to the knowledge of GreenMan, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. As of December 31, 2002, 15,698,214 shares of Common Stock were issued and outstanding.

SECURITY OWNERSHIP OF  EXECUTIVE OFFICERS, DIRECTORS AND
DIRECTOR NOMINEES
                                              Number of Shares     Percentage of
Name (1)                                    Beneficially Owned(2)      Class
--------                                    ---------------------      -----
Dr. Allen Kahn (3) ......................         2,714,591            16.62%
Maurice E. Needham (4) ..................         1,643,651            10.03%
Robert H. Davis (5) .....................         1,059,700             6.48%
Charles E. Coppa (6) ....................           571,927             3.59%
Mark Maust (7) ..........................           404,236             2.54%
Lew F. Boyd (8) .........................           338,088             2.14%
Lyle Jensen .............................               300              *
All officers and directors as a group
    (7 persons) .........................         6,732,493            36.94%

* Less than 1%.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                              Number of Shares     Percentage of
                                             Beneficially Owned        Class
                                             ------------------        -----
Richard Ledet  (9).......................         1,957,435            12.47%

(1) Except as noted, each person's address is care of GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, MA 01940.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Includes 133,000 shares of Common Stock issuable pursuant to immediately exercisable stock options and warrants. Also includes 500,000 shares of Common Stock issuable pursuant to immediately exercisable convertible notes payable.

(4) Includes 686,400 shares of Common Stock issuable pursuant to immediately exercisable stock options. Also includes 59,556 shares of Common Stock owned by Mr. Needham's wife.

(5) Includes 644,000 shares of Common Stock issuable pursuant to immediately exercisable stock options.

(6) Includes 239,000 shares of Common Stock issuable pursuant to immediately exercisable stock options.

(7) Includes 213,000 shares of Common Stock issuable pursuant to immediately exercisable stock options.

(8) Includes 113,000 shares of Common Stock issuable pursuant to immediately exercisable stock options.

(9)   Mr. Ledet's address is 2960 NE Broadway, Des Moines, IA 50317.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      Pursuant to Proposal No. 1, the five nominees listed below will be nominated to serve until the next Annual Meeting of Stockholders and until their successors are elected. Officers are elected by and serve at the discretion of the Board of Directors, subject to their employment contracts.

      Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all nominees. The Board of Directors knows of no reason why any such nominees should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.

The following information is set forth with respect to each nominee for election as a director.

Nominee's Name                 Position(s) Held            Year Term Will Expire
--------------                 ----------------            ---------------------

Maurice E. Needham ..........  Chairman of the Board       2004
Robert H. Davis .............  Chief Executive Officer,    2004
                               President and Director
Lew F. Boyd .................  Director                    2004
Allen Kahn, M.D. ............  Director                    2004
Lyle Jensen .................  Director                    2004

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth all of the candidates for election of directors at the Meeting, and the executive officers of GreenMan, their ages, and the positions currently held by each such person with GreenMan.

The directors and executive officers of GreenMan are as follows:

              Name                 Age            Position
              ----                 ---            --------

Maurice E. Needham ..............  62     Chairman of the Board of Directors
Robert H. Davis .................  60     Chief Executive Officer;
                                          President; Director
Charles E. Coppa ................  39     Chief Financial Officer; Treasurer;
                                          Secretary
Mark T. Maust ...................  44     Vice President of Operations
Dr. Allen Kahn (1) ..............  81     Director
Lew F. Boyd (1) (2) .............  57     Director
Lyle Jensen (1) (2) .............  52     Director

----------
(1)    Member of the Audit Committee.
(2)    Member of Compensation Committee.

      MAURICE E. NEEDHAM has been Chairman since June 1993. From June 1993 to July 21, 1997, Mr. Needham also served as Chief Executive Officer. He has also served as a Director of Comtel Holdings, an electronics contract manufacturer since April 1999. He previously served as Chairman of Dynaco Corporation, a manufacturer of electronic components which he founded in 1987. Prior to 1987, Mr. Needham spent 17 years at Hadco Corporation, a manufacturer of electronic components, where he served as President, Chief Operating Officer and Director.

      ROBERT H. DAVIS has been Chief Executive Officer and a Director since July 1997. Prior to joining GreenMan, Mr. Davis served as Vice President of Recycling for Browning-Ferris Industries, Inc. of Houston, Texas ("BFI") since 1990. As an early leader of BFI's recycling division, Mr. Davis grew that operation from startup to $650 million per year in profitable revenues. A 25-year veteran of the recycling industry, Mr. Davis has also held executive positions with Fibres International, Garden State Paper Company, and SCS Engineers, Inc. Mr. Davis currently serves as a Director and Audit Committee member of Waste Connections, Inc., the fourth largest solid waste management company in the United States.

      CHARLES E. COPPA has served as Chief Financial Officer, Treasurer and Secretary since March 1998. From October 1995 to March 1998, he served as Corporate Controller. Mr. Coppa was Chief Financial Officer and Treasurer of Food Integrated Technologies, Inc., of Brookline, MA, a publicly traded development stage company from July 1994 to October 1995. Prior to joining Food Integrated Technologies, Mr. Coppa served as Corporate Controller for Boston Pacific Medical, Inc., a manufacturer and distributor of disposable medical products, and Corporate Controller for Avatar Technologies, Inc., a computer networking company.

      MARK T. MAUST has been Vice President of Operations since July 2000 and Vice President of GreenMan Technologies of Minnesota, Inc. since July 1997. Prior to joining GreenMan, Mr. Maust served as Vice President for BFI Tire Recyclers of Minnesota, Inc. from July 1991 to June 1997. Mr. Maust was Vice President of Maust Tire Recycling from 1988 to 1991, when the business was sold to BFI and he joined BFI as a Vice President.

      ALLEN KAHN, M.D. has been a Director since March 2000. Dr. Kahn operated a private medical practice in Chicago, Illinois, which he founded in 1953 until his retirement in October 2002. Dr. Kahn has been actively involved as an investor in "concept companies" since 1960. From 1965 through 1995 Dr. Kahn served as a member of the Board of Directors of Nease Chemical Company (currently German Chemical Company), Hollymatic Corporation and Pay Fone Systems (currently Pay Chex, Inc.). Dr. Kahn currently serves as a director of InfraCor, Inc., a technology-based construction firm focusing on the installation and rehabilitation of subsurface pipelines using trenchless technologies.

      LEW F. BOYD has been a Director since August 1994. Mr. Boyd is the founder and since 1985 has been the Chief Executive Officer of Coastal International, Inc., an international business development and executive search firm, specializing in the energy and environmental sectors. Previously, Mr. Boyd had been Vice President/General Manager of the Renewable Energy Division of Butler Manufacturing Corporation and had served in academic administration at Harvard and Massachusetts Institute of Technology.

      LYLE JENSEN has been a Director since May 2002. For the past five years, Mr. Jensen has been Chief Executive Officer and part owner of Comtel and Corlund Electronics, Inc. He served as President of Dynaco, Corporporation from 1988 to 1997; Vice-President and General Manager of Interconics from 1984 to 1988; and as divisional controller of Rockwell International from 1973 to 1984.

Board Meetings

      The Board of Directors met four times during the fiscal year ended September 30, 2002. None of the directors attended fewer than 75% of the meetings held during the period. There were no actions taken by unanimous consent in lieu of a meeting during the fiscal year ended September 30, 2002.

Committees of the Board of Directors

      The Board of Directors has established an Audit Committee and a Compensation Committee.

      1. Audit Committee: The Audit Committee of the Board of Directors acts to: (i) acquire a complete understanding of GreenMan's audit functions; (ii) review with management the finances, financial condition and interim financial statements of GreenMan; (iii) review with the independent accountants the year-end financial statements; and (iv) review implementation with the independent accountants and management any action recommended by the independent accountants. The Audit Committee met four times during the fiscal year ended September 30, 2002. None of the members of the Audit Committee attended fewer than 75% of the meetings held during the period.

            The Audit Committee adopted a written charter governing its actions on June 1, 2000. The three members of the Audit Committee are "independent" within the definition of that term as provided by
            Section 121(A) of the listing standards of the American Stock Exchange.

            Report of the Audit Committee

                  The Audit Committee has reviewed and discussed GreenMan's
            audited consolidated balance sheets and statements of income, cash flows and stockholders' equity for the fiscal years ended September 30, 2002 and 2001 with GreenMan's management. The Audit Committee has discussed with Wolf & Company, P.C., GreenMan's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61.

                  The Audit Committee has also received and reviewed written disclosures and the letter from Wolf & Company, P.C. required by Independent Standards Board No. 1 and has discussed with Wolf & Company, P.C. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in GreenMan's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

                    Lyle Jensen       Lew Boyd         Dr. Allen Kahn

      2. Compensation Committee: The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements for all other officers of GreenMan. The Compensation Committee met four times during the fiscal year ended September 30, 2002. None of the members of the Compensation Committee attended fewer than 75% of the meetings held during the period.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

      The following table summarizes the compensation paid or accrued for services rendered during the fiscal years ended September 30, 2002, 2001 and 2000, to the Chief Executive Officer, the Vice President of Operations and the Chief Financial Officer. GreenMan did not grant any restricted stock awards or stock appreciation rights or make any long-term plan payouts during the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                  Annual Compensation                   Compensation
                                                  -------------------        (1)         Securities          (3)
           Name and                                                      Other Annual    Underlying       All Other
       Principal Position     Fiscal Year         Salary        Bonus    Compensation    Options (2)     Compensation
       ------------------     -----------         ------        -----    ------------    -----------     ------------

Robert H. Davis ............     2002           $230,000        $23,000      $16,817           7,500            $   --
Chief Executive Officer          2001            230,000         44,000       15,586          25,000             5,813
                                 2000 (4)        230,000             --       14,292         125,000                --

Mark T. Maust ..............     2002           $140,000        $70,000      $17,278           7,500            $   --
Vice President                   2001            140,000         70,000       17,074          25,000             5,813
                                 2000 (5)        132,000         53,333       18,664         200,000                --

Charles E. Coppa ...........     2002           $130,000        $ 5,000      $ 7,200           7,500            $   --
Chief Financial Officer          2001            130,000         20,000        7,200          50,000             5,813
                                 2000 (6)        125,000             --        7,200         100,000                --

(1) Represents payments made to or on behalf of Messrs. Davis, Maust and Coppa for health insurance and auto allowances.

(2) The fiscal 2002 grants represent options granted to Mr. Davis, Mr. Maust and Mr. Coppa in August 2002. The fiscal 2001 grants represent options granted in January 2001 to Mr. Davis, Mr. Maust and Mr. Coppa.

(3) Represents the value assigned to 19,375 shares of unregistered GreenMan Common Stock granted to each of Messrs. Davis, Maust and Coppa for prior services rendered.

(4) Based upon GreenMan's performance, Mr. Davis deferred payment of $46,000 of accrued compensation due him and invested an additional $49,000 (net of taxes) of compensation due him into unregistered GreenMan Common Stock during the fiscal year ended September 30, 2000.

(5) Based upon GreenMan's performance, Mr. Maust deferred payment of $46,000 of accrued compensation due him and invested an additional $25,000 (net of taxes) of compensation due him into unregistered GreenMan Common Stock during the fiscal year ended September 30, 2000.

(6) Based upon GreenMan's performance, Mr. Coppa deferred payment of $29,000 of accrued compensation due him and invested an additional $29,000 (net of taxes) of compensation due him into unregistered GreenMan Common Stock during the fiscal year ended September 30, 2000.

Options/SAR Grants Table

      The following table sets forth each grant of stock options made during the fiscal year ended September 30, 2002 held by the executives named in the Summary Compensation Table above.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                        % of Total
                                                          Options      Exercise    Market Price
                               Number of Securities     Granted to       Price        On Date
                                    Underlying         Employees in       Per        of Grant      Expiration
Name                             Options Granted        Fiscal Year      Share       Per Share        Date
----                             ---------------        -----------      -----       ---------        ----

Robert H. Davis ............        7,500 (1)              2.9%          $1.80         $1.80        8/23/12

Mark T. Maust ..............        7,500 (1)              2.9%          $1.80         $1.80        8/23/12

Charles E. Coppa............        7,500 (1)              2.9%          $1.80         $1.80        8/23/12

(1)   Vests equally over a five year period.

      The following table sets forth information concerning the value of unexercised options as of September 30, 2002 held by the executives named in the Summary Compensation Table above.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES(1)

                                                                                 Value of Unexercised
                                           Number of Unexercised                 In-the-Money Options
                                     Options at September 30, 2002 (1)         at September 30, 2002 (2)
                                     ---------------------------------         -------------------------
               Name                    Exercisable     Unexercisable          Exercisable   Unexercisable
               ----                    -----------     -------------          -----------   -------------
Robert H. Davis ............             614,000          433,500               $704,830      $550,645
Mark T. Maust ..............             166,000          166,500               $214,470      $243,155
Charles E. Coppa ...........             214,000          173,500               $270,440      $247,235

(1) There were no options exercised by any of the executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 2002. The options granted to the executive officers became exercisable commencing July 17, 1998 in the case of Mr. Davis, December 30, 1997 in the case of Mr. Maust and March 23, 1999 in the case of Mr. Coppa at an annual rate of 20% of the underlying shares of Common Stock. The options granted to Mr. Davis pursuant to his April 1999 employment agreement vest over a seven-year period.

(2) Assumes that the value of shares of Common Stock is equal to $2.05 per share, which was the closing bid price as listed by the American Stock Exchange on September 30, 2002.

Employment Agreements

      In April 1999, GreenMan entered into a three-year employment agreement with Mr. Davis pursuant to which Mr. Davis currently receives a salary of $230,000 per annum. An additional $50,000 of compensation was deferred in the first year. The agreement automatically renews for an additional three years upon each anniversary, unless notice of non-renewal is given by either party and provides for payment of twelve months salary as a severance payment for termination without cause. Any increases will be made at the discretion of the Board of Directors upon the recommendation of the Compensation Committee. The agreement also provides for Mr. Davis to receive incentive compensation based on the following formula:

     Consolidated Net Income               Incentive                 Cumulative
       Before Income Taxes             Compensation Rate              Maximum
       -------------------             -----------------              -------

         $0 - $1,000,000                      5.0%                    $ 50,000
     $1,000,001 - $2,000,000                  7.5%                    125,000
           $2,000,001+                        2.5%                    125,000+

      Based upon GreenMan's fiscal 2002 performance, Mr. Davis chose to accept a reduced bonus amount of $23,000.

      In June 1999, GreenMan entered into a two-year employment agreement with Mr. Coppa pursuant to which Mr. Coppa currently receives a salary of $130,000 per annum. The agreement automatically renews for an additional two years upon each anniversary, unless notice of non-renewal is given by either party. Any increases or bonuses will be made at the discretion of the Board of Directors upon the recommendation of the Compensation Committee. The agreement provides for payment of twelve months salary as a severance payment for termination without cause.

Stock Option Plan

      GreenMan's 1993 Stock Option Plan was established to provide options to purchase shares of Common Stock to employees, officers, directors and consultants. In March 2001, GreenMan's stockholders approved an increase to the number of shares authorized under the 1993 Stock Option Plan to 3,000,000 shares.

      Options granted under the 1993 Stock Option Plan may be either options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended; or non-qualified stock options. Incentive stock options may be granted under the 1993 Stock Option Plan to employees, including officers and directors who are employees. Non-qualified options may be granted to employees, directors and consultants of GreenMan.

      The 1993 Stock Option Plan is administered by the Board of Directors, which has the authority to determine:

      o     the persons to whom options will be granted;

      o     the number of shares to be covered by each option;

      o whether the options granted are intended to be incentive stock options;

      o     the manner of exercise; and

      o     the time, manner and form of payment upon exercise of an option.

      Incentive stock options granted under the 1993 Stock Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or less than 110% of fair market value in the case of persons holding 10% or more of the voting stock of GreenMan). Non-qualified stock options may be granted at an exercise price established by the Board which may not be less than 85% of fair market value of the shares on the date of grant. Incentive stock options granted under the 1993 Stock Option Plan must expire no more than ten years from the date of grant, and no more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of GreenMan.

      As of September 30, 2002, there were 2,113,000 options granted and outstanding under the 1993 Stock Option Plan of which 1,201,800 options were exercisable at prices ranging from $0.38 to $4.70.

Non-Employee Director Stock Option Plan

      GreenMan's 1996 Non-Employee Director Stock Option Plan is intended to promote the interests of GreenMan by providing an inducement to obtain and retain the services of qualified persons who are not officers or employees to serve as members of the Board of Directors. The Board of Directors has reserved 60,000 shares of Common Stock for issuance under the Non-Employee Director Stock Option Plan, of which, options to purchase 20,000 shares of Common Stock have been granted as of September 30, 2002.

      Each person who was a member of the Board of Directors on January 24, 1996, and who was not an officer or employee, was automatically granted an option to purchase 2,000 shares of Common Stock. In addition, after an individual's initial election to the Board of Directors, any director who is not an officer or employee and who continues to serve as a director will automatically be granted on the date of the Annual Meeting of Stockholders an additional option to purchase 2,000 shares of Common Stock. The exercise price per share of options granted under the Non-Employee Director Stock Option Plan is 100% of the fair-market value of the Common Stock on the business day immediately prior to the date of the grant and each option is immediately exercisable for a period of ten years from the date of the grant.

Employee Benefit Plan

      In August 1999, GreenMan implemented a Section 401(k) plan for all eligible employees. Employees are permitted to make elective deferrals of up to 15% of employee compensation and employee contributions to the 401(k) plan are fully vested at all times. GreenMan may make discretionary contributions to the 401(k) plan which become vested over a period of five years. There were no corporate contributions to the 401(k) plan during the years ended September 30, 2002 and 2001.

Related Party Transactions

      In November 2000, Dr. Kahn loaned GreenMan $200,000 under the terms of an unsecured promissory note which bears interest at 12% per annum with interest due monthly and the principal due in November 2001. In June 2001, Dr. Kahn agreed to extend the maturity date of the note until November 2002. In September 2002, Dr. Kahn again agreed to extend the maturity of the note until November 2004.

      GreenMan rents several pieces of equipment on a monthly basis from Valley View Farms, Inc., a company co-owned by Mr. Maust. Rent expense associated with payments made to Valley View Farms for the years ended September 30, 2002 and 2001 was $355,040 and $328,012, respectively.

      In July 2002, a subsidiary of GreenMan entered into a four-year equipment lease with Valley View Farms. Under the terms of the lease, the subsidiary is required to pay $4,394 per month rental and has the ability to purchase the equipment at the end of the lease at approximately 40% of original value. The lease is classified as a capital lease at September 30, 2002 with an equipment value of $146,670.

      All transactions, including loans, between GreenMan and its officers, directors, principal stockholders and their affiliates are approved by a majority of the independent and disinterested outside directors on the Board of Directors, and are on terms no less favorable to GreenMan than could be obtained from unaffiliated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires GreenMan's directors and officers, and persons who own more than 10% of a registered class of GreenMan's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish GreenMan with copies of all
Section 16(a) forms they file.

      Based solely on the management's review of the copies of such forms received by it or written representations from certain reporting persons, management believes that all of the filing requirements applicable to its directors, executive officers and greater-than-10% beneficial owners have been met.

                                 PROPOSAL NO. 2
             PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors has resolved to recommend to the stockholders that the Company amend the Company's Certificate of Incorporation, as previously amended, to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 shares. The text of the proposed amendment is set forth in Exhibit I to this Proxy Statement.

      As of December 31, 2002, 15,698,214 shares of Common Stock were issued and outstanding, and the Company had reserved approximately 5,514,980 additional shares for future issuance. These reserved shares relate to the following:
3,040,080 shares for issuance upon exercise of awards granted under the Company's 1993 Stock Option Plan and 1996 Non-Employee Director Stock Option Plan and 2,474,900 shares for issuance upon exercise of other stock options and stock purchase warrants. In addition, the Company is engaged in a private placement of Common Stock in an effort to raise up to $3,000,000. As of December 31, 2002 the Company had sold shares of Common Stock for gross proceeds of approximately $2,003,000. Based on the closing bid price of the Common Stock on the American Stock Exchange on December 31, 2002 of $2.10 per share, the Company is authorized to issue up to 577,000 additional shares of Common Stock in this private placement.

      The number of shares reserved by the Company for future issuance slightly exceeds the number of shares authorized for issuance. Although the Board believes that it is likely that the Company will have a sufficient number of authorized but unissued shares to satisfy all exercises of vested options and warrants granted to date, the Board believes that it will be severely constrained from making future grants under the 1993 Stock Option Plan and/or the 1996 Non-Employee Director Stock Option Plan, and that it will not have sufficient shares to complete its private placement, unless the Certificate of Incorporation is amended to authorize additional shares of Common Stock.

      If this proposal is approved, the Board of Directors will have the authority to issue approximately 8,500,000 additional shares of Common Stock (as of December 31, 2002, and not including shares already reserved for issuance, as described above), without further stockholder approval. The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The Board of Directors believes that the authorized Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors. These purposes may include, among others, the issuance of Common Stock to facilitate potential mergers or acquisitions, raising capital or acquiring technology rights through the sale of stock, and/or attracting or retaining valuable employees by the issuance of stock options. Except as described above, the Company at present has no plans, understandings, commitments, agreements or undertakings concerning the issuance of any such additional shares. The Board of Directors, however, considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

      Under the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without further stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of Common Stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which the Company's securities may then be listed or traded, or the Certificate of Incorporation or By-Laws of the Company then in effect. Frequently, opportunities arise that require prompt action, and the Company believes that delay necessitated for stockholder approval of a specific issuance could be detrimental to the Company and its stockholders.

      The additional shares of Common Stock authorized for issuance pursuant to this proposal will have the rights and privileges which the presently outstanding shares of Common Stock possess under the Company's Certificate of Incorporation. Shares of the Company's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. The increase in authorized shares would not affect the terms or rights of holders of existing shares of Common Stock. The voting, dividend and liquidation rights of the holders of Common Stock, however, may be subordinate to the rights of the holders of the any preferred stock which may be issued from time to time. All outstanding shares of Common Stock would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors.

      The issuance of any additional shares of Common Stock by the Company may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of Common Stock of existing stockholders. The Company expects, however, to receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

      The authorized but unissued shares of Common Stock could be used to make more difficult a change in control of the Company. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of the Company and its stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company since the issuance of new shares could be used to dilute the stock ownership of the acquirer. The Certificate of Incorporation and By-Laws of the Company contain certain provisions, including the grant of authority to the Board of Directors to issue up to 1,000,000 shares of preferred stock in one or more series (with such rights and preferences as the Board may determined), without the approval of stockholders, and certain provisions relating to the calling of stockholder meetings and the conduct of such meetings, that may be considered to have an anti-takeover effect. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no current intention to use the additional shares of Common Stock to impede a takeover attempt or to propose any additional anti-takeover measures in future proxy solicitations.

      Approval of the amendment to increase the number of authorized shares of Common Stock will require the affirmative vote of the holders of a majority of the Common Stock issued and outstanding as of the record date. Abstentions will have the same effect as a vote against the proposal; broker non-votes will have no outcome on the vote.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 30,000,000 SHARES.

                                 PROPOSAL NO. 3
                      RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors has selected the firm of Wolf & Company, P.C., independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 2003. Wolf & Company, P.C. has acted as GreenMan's independent auditor since GreenMan's inception. Stockholder ratification of GreenMan's independent auditors is not required under Delaware law or under the Company's Certificate of Incorporation or By-Laws. If the stockholders do not ratify the selection of Wolf & Company, P.C. as GreenMan's independent auditors for the fiscal year ending September 30, 2003, GreenMan's Board of Directors will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent auditors for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent auditors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF WOLF & COMPANY, P.C. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2003.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     In addition to audit services, Wolf & Company, P.C. also provided certain non-audit services to GreenMan during the fiscal year ended September 30, 2002. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Wolf & Company, P.C. The following table sets forth the fees incurred by GreenMan for the services of Wolf & Company, P.C. during the fiscal year:

--------------------------------------------------------------------------------
                               Financial Information
                                Systems Design and
      Audit Fees                Implementation Fees            All Other Fees
--------------------------------------------------------------------------------
       $90,500                         None                        $19,550
--------------------------------------------------------------------------------

      It is expected that a member of the firm will be present at the Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                          TRANSACTION OF OTHER BUSINESS

      The Board of Directors of GreenMan knows of no other matters which may be brought before the Meeting. If any other matters properly come before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                            ADVANCE NOTICE PROCEDURES

      Under GreenMan's By-laws, nominations for a director may be made only by the Board of Directors, a committee appointed by the Board of Directors, or by a stockholder of record entitled to vote on the election of directors, who is also a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, who has delivered notice to the principal executive offices of GreenMan (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) if the meeting is called for a date not within thirty days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

      The By-laws also provide that no business may be brought before an annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereafter, who has delivered notice to the principal executive offices of GreenMan (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

      These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in GreenMan's Proxy Statement under Rule 14a-8 of the Exchange Act. A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary, GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, MA 01940.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of stockholders of GreenMan must be received at GreenMan's principal executive offices not later than September 28, 2003. In order to curtail controversy as to the date on which a proposal was received by GreenMan, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.

                            EXPENSES AND SOLICITATION

      The cost of solicitation by proxies will be borne by GreenMan, in addition to directly soliciting stockholders by mail, GreenMan may request banks and brokers to solicit their customers who have stock of GreenMan registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of GreenMan may be made of some stockholders in person or by mail or telephone.

                                                                       EXHIBIT I


         Text of Proposed Amendment to the Certificate of Incorporation
                          to Increase Authorized Stock

Resolved:   That the Certificate of Incorporation of the Corporation, as
            amended to date, be further amended by deleting the first paragraph of Article Fourth thereof in its present form and substituting therefor a new first paragraph in the following form:

            "Fourth. This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares this corporation is authorized to issue is Thirty-One Million (31,000,000) shares of capital stock. Of such authorized shares, Thirty Million (30,000,000) shares shall be designated "Common Stock" and have a par value of $0.01 per share. One Million (1,000,000) shares shall be designated "Preferred Stock" and have a par value of $1.00 per share".


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